Exhibit 10.1

IMMIX BIOPHARMA CELL THERAPY, INC.

SHARE PURCHASE AGREEMENT

This Share Purchase Agreement (this “Agreement”), is made as of                 , 2023 by and among Immix Biopharma Cell Therapy, Inc. a Delaware company incorporated with an office at 11400 West Olympic Blvd, Suite 200 Los Angeles, CA 90064 (the “Company”), and the investors listed on Exhibit A attached to this Agreement (each an “Investor” and together the “Investors”).

The parties agree as follows:

1. PURCHASE AND SALE OF COMMON STOCK.

1.1 Sale and Issuance of Common Stock.

1.1.1 Subject to the terms and conditions of this Agreement, each investor listed as a purchaser on Exhibit A (each, a “Purchaser”) will purchase at the applicable Closing and the Company agrees to sell and issue to such Purchaser at such Closing that number of shares of Common Stock of the Company (“Common Stock”) set forth opposite such Purchaser’s name on Exhibit A, at a purchase price per share equal to the US$6.490 per share (the “Purchase Price”) paid to the Company bank account in Exhibit D.

1.2 Closing; Delivery.

1.2.1 The initial purchase and sale of the shares of Common Stock hereunder will take place remotely via the exchange of documents and signatures on the Agreement Date or any subsequent date on which one or more Purchasers execute counterpart signature pages to this Agreement and deliver the aggregate Purchase Price to the Company (such date, the “Initial Closing”).

1.2.2 At any time and from time to time during the 30-day period immediately following the Initial Closing, the Company may, at one or more additional closings (each an “Additional Closing” and together with the Initial Closing, each, a “Closing”), without obtaining the signature, consent or permission of any of the Purchasers in the Initial Closing or any prior Additional Closing, offer and sell to investors at a per share purchase price equal to the Purchase Price, up to that number of shares of Common Stock that is equal to the quotient of (x) [*] divided by (y) the Purchase Price, rounded up to the next whole share (the “Total Shares Authorized for Sale”), less the number of shares of Common Stock actually issued and sold by the Company at the Initial Closing and any prior Additional Closings. Each Purchaser purchasing shares of Common Stock at will execute counterpart signature pages to this Agreement and become a party to, and bound by, this Agreement.

1.2.3 Promptly following each Closing, the Company will deliver to each Purchaser participating in that Closing written evidence of that Purchaser’s shareholdings in the Company (certificate, instrument, or book entry).

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2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each Purchaser that the following representations are true and complete as of the Agreement Date, except as otherwise indicated.

2.1 Organization, Good Standing, Corporate Power and Qualification. The Company is a Company duly organized, validly existing and in good standing under the laws of the Delaware and has all corporate power and corporate authority required (a) to carry on its business as presently conducted and as presently proposed to be conducted and (b) to execute, deliver and perform its obligations under this Agreement.

2.2 Capitalization.

2.2.1 As of the date of this Agreement, the fully diluted authorized and outstanding capital of the Company is represented by the capitalization table in Exhibit B.

2.3 Authorization. All corporate action has been taken, or will be taken before the applicable Closing, on the part of the Board and stockholders that is necessary for the authorization, execution and delivery of this Agreement by the Company and the performance by the Company of the obligations to be performed by the Company as of the Agreement Date.

2.4 Valid Issuance of Shares.

2.4.1 The shares of Common Stock, when issued, sold and delivered in accordance with the terms and conditions and for the consideration set forth in this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by a Purchaser. Based in part on the accuracy of the representations of the Purchasers in Section 3 and subject to filings pursuant to Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws, the offer, sale and issuance of the shares of Common Stock to be issued pursuant to and in conformity with the terms and conditions of this Agreement will comply with all applicable federal and state securities laws.

2.4.2 No “bad actor” disqualifying event described in Rule 506(d)(1)(i-viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person, except for a Disqualification Event as to which Rule 506(d)(2)(ii-iv) or (d)(3) of the Securities Act is applicable. “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 of the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1) of the Securities Act.

3. REPRESENTATIONS AND WARRANTIES AND COVENANTS OF THE PURCHASERS. Each Purchaser hereby represents and warrants to the Company, severally and not jointly, as follows.

3.1 Authorization. The Purchaser has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Purchaser, will constitute a valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms and conditions, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws of general application relating to or affecting the enforcement of creditors’ rights generally or (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

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3.2 Purchase Entirely for Own Account. The Purchaser is acquiring the shares of Common Stock for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof. The Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. The Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the shares of Common Stock. The Purchaser has not been formed for the specific purpose of acquiring the shares of Common Stock.

3.3 Disclosure of Information. The Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the shares of Common Stock with the Company’s management and agrees that the Purchaser has reviewed this Agreement and all Exhibits (including Exhibit E Company corporate documents) in detail.

3.4 Restricted Securities. The Purchaser understands that the shares of Common Stock have not been, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act that depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed in this Agreement. The Purchaser understands that the shares of Common Stock are “restricted securities” under applicable United States federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the shares of Common Stock indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the shares of Common Stock for resale. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale and the holding period for the shares of Common Stock, and on requirements relating to the Company that are outside of the Purchaser’s control, and that the Company is under no obligation and may not be able to satisfy.

3.5 No Public Market. The Purchaser understands that no public market now exists for the shares of Common Stock.

3.6 Legends. The Purchaser understands that the shares of Common Stock may bear any one or more of the following legends: (a) any legend set forth in, or required by, this Agreement; (b) any legend required by the securities laws of any state to the extent such laws are applicable to the shares of Common Stock represented by the certificate so legended; and (c) the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.”

3.7 Accredited and Sophisticated Purchaser, No Bad Actors. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D of the Securities Act. The Purchaser is an investor in securities of companies in the development stage. The Purchaser is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the shares of Common Stock. If other than an individual, the Purchaser also represents it has not been organized for the purpose of acquiring the shares of Common Stock. The Purchaser agrees to complete the Investor Suitability Questionnaire in Exhibit C to this Agreement concurrent with its subscription and deliver it to legal@nexcella.com. No “bad actor” disqualifying event described in Rule 506(d)(1)(i-viii) of the Securities Act (a “Disqualification Event”) is applicable to the Purchaser or, except for a Disqualification Event as to which Rule 506(d)(2)(ii-iv) or (d)(3) of the Securities Act is applicable.

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3.8 Exculpation among Purchasers. The Purchaser is not relying upon any Person, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. The Purchaser agrees that neither any Purchaser nor the respective controlling Persons, officers, directors, partners, agents, or employees of any Purchaser be liable to any other Purchaser for any action heretofore taken or omitted to be taken by any of them in connection with the purchase of the shares of Common Stock.

3.9 Residence. If the Purchaser is an individual, then the Purchaser resides in the state identified in the address of the Purchaser set forth on Exhibit A; if the Purchaser is other than an individual, then the office or offices of the Purchaser in which its principal place of business is identified in the address or addresses of the Purchaser set forth on Exhibit A. If the Purchaser is not a resident of the United States, the Purchaser will make such additional representations and warranties relating to such Purchaser’s status as a non-United States resident as may reasonably be requested by the Company and will execute and deliver such documents or agreements as may reasonably be requested by the Company relating thereto as a condition to the purchase and sale of any shares of Common Stock by such Purchaser.

4. COVENANTS.

4.1 Information Rights.

4.1.1 Confidentiality. Anything in this Agreement to the contrary notwithstanding, no Purchaser by reason of this Agreement will have access to any trade secrets or confidential information of the Company. Each Purchaser will keep confidential and will not disclose, divulge or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms and conditions of this Agreement other than to any of the Purchaser’s attorneys, accountants, consultants and other professionals, to the extent necessary to obtain their services in connection with monitoring the Purchaser’s investment in the Company.

5. RESTRICTIONS ON TRANSFER; DRAG ALONG.

5.1 Limitations on Disposition. Each Person owning of record shares of Common Stock (the “Securities”) or any assignee of record of Securities (each such Person, a “Holder”) will not make any disposition of all or any portion of any without written consent of the Company unless there is then in effect a registration statement under the Securities Act, covering such proposed disposition and such disposition is made in accordance with such registration statement. No such registration statement or opinion of counsel will be required: (i) for any transfer of any Securities by a Holder that is a partnership, limited liability company, Company or venture capital fund to (A) a partner of such partnership, member of such limited liability company or stockholder of such Company, (B) an affiliate of such partnership, limited liability company or Company (including, any affiliated investment fund of such Holder), (C) the estate of any such partner, member, or stockholder, or (ii) for the transfer without additional consideration or at no greater than cost by gift, will, or intestate succession by any Holder to the Holder’s spouse or lineal descendants or ancestors or any trust for any of the foregoing; provided that the transferee agrees in writing to be subject to the terms and conditions of this Agreement to the same extent as if the transferee were an original Purchaser under this Agreement.

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5.2 “Market Stand-Off” Agreement. To the extent requested by the Company or an underwriter of securities of the Company, each Holder and any transferee thereof (each, a “Stockholder”), will not, without the prior written consent of the managing underwriters in the IPO (as defined below), offer, sell, make any short sale of, grant or sell any option for the purchase of, lend, pledge, otherwise transfer or dispose of (directly or indirectly), enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership (whether any such transaction is described above or is to be settled by delivery of Securities or other securities, in cash, or otherwise), any Securities or other shares of stock of the Company then owned by such Stockholder, or enter into an agreement to do any of the foregoing, for up to 365 days following the effective date of the registration statement of the initial public offering of the Company (the “IPO”) filed under the Securities Act. For purposes of this Section 5.2, “Company” includes any wholly owned subsidiary of the Company into which the Company merges or consolidates. The Company may place restrictive legends on the certificates representing the shares subject to this Section 5.2 and may impose stop transfer instructions with respect to the Securities and such other shares of stock of each Stockholder (and the shares or securities of every other Person subject to the foregoing restriction) until the end of such period. Each Stockholder will enter into any agreement reasonably required by the underwriters to the IPO to implement the foregoing within any reasonable timeframe so requested. The underwriters for any IPO are intended third-party beneficiaries of this Section 5.2 and will have the right, power and authority to enforce the provisions of this Section 5.2 as though they were parties hereto. For the avoidance of doubt, each Investor hereby appoints the Chief Executive Officer of the Company as each Investor’s Attorney-In-Fact to execute any “lock-up” agreement with underwriters to the IPO. The Company agrees to share copies of any executed “lock-up” agreement signed on behalf of each Investor with each Investor.

5.3 Drag Along Right. If a Deemed Liquidation Event (as defined below) is approved by each of (i) the holders of a majority of the shares of Common Stock then-outstanding (other than those issued or issuable upon conversion of the shares of Common Stock), and (ii) the Board, then each Stockholder will vote (in person, by proxy or by action by written consent, as applicable) all shares of capital stock of the Company now or hereafter directly or indirectly owned of record or beneficially by such Stockholder (collectively, the “Shares”) in favor of, and adopt, such Deemed Liquidation Event and to execute and deliver all related documentation and take such other action in support of the Deemed Liquidation Event as may reasonably be requested by the Company to carry out the terms and provision of this Section 5.3, including executing and delivering instruments of conveyance and transfer, and any purchase agreement, merger agreement, indemnity agreement, escrow agreement, consent, waiver, governmental filing, share certificates duly endorsed for transfer (free and clear of impermissible liens, claims and encumbrances) and any similar or related documents. The obligation of any party to take the actions required by this Section 5.3 will not apply to a Deemed Liquidation Event if the other party involved in such Deemed Liquidation Event is an affiliate or stockholder of the Company holding more than 10% of the voting power of the Company.

5.4 Exceptions to Drag Along Right. Notwithstanding the foregoing, a Stockholder need not comply with Section 5.3 in connection with any proposed sale of the Company (the “Proposed Sale”) unless upon the consummation of the Deemed Liquidation Event, each holder of each class or series of the Company’s stock will receive the same form of consideration for such holder’s shares of such class or series as is received by other holders in respect of their shares of such same class.

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5.5 Each of the following events is a “Deemed Liquidation Event”:

(a) a merger or consolidation in which (i) the Company is a constituent party or (ii) a subsidiary of the Company is a constituent party and the Company issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Company or a subsidiary in which the shares of capital stock of the Company outstanding immediately before such merger or consolidation continue to represent, or are converted into or exchanged for equity securities that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the equity securities of (1) the surviving or resulting party or (2) if the surviving or resulting party is a wholly owned subsidiary of another party immediately following such merger or consolidation, the parent of such surviving or resulting party; provided that, for the purpose of this Section 5.5, all shares of Common Stock issuable upon exercise of options outstanding immediately before such merger or consolidation or upon conversion of convertible securities outstanding immediately before such merger or consolidation are deemed to be outstanding immediately before such merger or consolidation and, if applicable, deemed to be converted or exchanged in such merger or consolidation on the same terms as the actual outstanding shares of Common Stock are converted or exchanged; or

(b) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any subsidiary of the Company of all or substantially all of the assets or intellectual property of the Company and its subsidiaries taken as a whole, or, if substantially all of the assets or intellectual property of the Company and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Company, except where such sale, lease, transfer, exclusive license or other disposition is to the Company or one or more wholly owned subsidiaries of the Company.

6. GENERAL PROVISIONS.

6.1 Successors and Assigns. The terms and conditions of this Agreement will inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties to this Agreement or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. A Stockholder will not transfer Shares unless each transferee has agreed, to the reasonable satisfaction of the Company, to be bound by the terms and conditions of this Agreement.

6.2 Governing Law. This Agreement is governed by the laws of Delaware, regardless of the laws that might otherwise govern under applicable principles of choice of law.

6.3 Counterparts; Manner of Delivery. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.4 Notices. All notices and other communications given or made pursuant to this Agreement must be in writing and will be deemed to have been given upon the earlier of actual receipt or: (a) personal delivery to the party to be notified, (b) when sent, if sent by facsimile or electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications must be sent to the respective parties at their address as set forth on the signature page or Exhibit A, or to such address, facsimile number or electronic mail address as subsequently modified by written notice given in accordance with this Section 6.4. For the Company, notices may be delivered to legal@nexcella.com.

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6.5 Attorneys’ Fees. Each party will pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery, and performance of this Agreement. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of this Agreement, the prevailing party will be entitled to reasonable attorneys’ fees, costs, and necessary disbursements in addition to any other relief to which the party may be entitled.

6.6 Amendments and Waivers. Any term of this Agreement may be amended, terminated or waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Purchasers holding a majority of the then-outstanding shares of Common Stock (or Common Stock issued on conversion thereof). Any amendment or waiver effected in accordance with this Section 6.6 will be binding upon the Purchasers, each transferee of the shares of Common Stock, and each future holder of all such securities, and the Company.

6.7 Severability. The invalidity or unenforceability of any provision of this Agreement will in no way affect the validity or enforceability of any other provision.

6.8 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, will impair any such right, power or remedy of such non-breaching or non-defaulting party nor will it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring. No waiver of any single breach or default will be deemed a waiver of any other breach or default regardless of whether the other breach or default occurred before or after the waiver. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any terms or conditions of this Agreement, must be in writing and will be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, are cumulative and not alternative.

6.9 Termination. Unless terminated earlier pursuant to the terms of this Agreement, (x) the rights, duties and obligations under Section 4 will terminate immediately prior to the closing of the IPO, (y) notwithstanding anything to the contrary in this Agreement, this Agreement (excluding any then-existing obligations) will terminate upon the closing of a Deemed Liquidation Event (as defined in the Restated Certificate) and (z) notwithstanding anything to the contrary in this Agreement, Section 1, Section 4.11 and this Section 6 will survive any termination of this Agreement.

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The parties to this Agreement have executed this Agreement as of the date and year first written above.

COMPANY:

Nexcella, Inc.

By:
Name:	Ilya Rachman
Title:	Chief Executive Officer

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The parties to this Agreement have executed this Agreement as of the date and year first written above.

PURCHASER (if an entity):

Name of Purchaser:

By:
Name:
Title:

E-mail:

Address:

PURCHASER (if an individual):

Name of Purchaser:

Signature:

E-mail:

Address:

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